UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 6, 2005

                              ALFACELL CORPORATION
                              --------------------
             (Exact name of registrant as specified in its charter)





            Delaware                       0-11088                22-2369085
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 (State or other jurisdiction of         (Commission             (IRS Employer
         incorporation)                 File Number)            Identification)



               225 BELLEVILLE AVENUE, BLOOMFIELD, NEW JERSEY 07003
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               (Address of principal executive offices) (Zip Code)



       (Registrant's telephone number, including area code: (973) 748-8082
                                                            --------------


     ----------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

(__) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

(__) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

(__) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

(__) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.  Unregistered Sales of Equity Securities

Alfacell Corporation, a leader in the research and development of ribonucleases for anti-cancer and other therapeutic applications, today issued 1,199,890 shares of restricted common stock and five-year warrants to purchase an aggregate of 1,399,890 shares of common stock with an exercise price of $1.00 per share upon the conversion of notes payable and accrued interest in the amount of $239,978 by an unrelated party.

The securities issued have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and were issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Dated: May 6, 2005

                                             By:  /s/ ANDREW SAVADELIS
                                                  --------------------
                                                  Andrew Savadelis
                                                  Chief Financial Officer